EXHIBIT 99.1

FOR RELEASE: Thursday, July 28, 2016 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED JUNE 30, 2016

Shreveport, Louisiana – July 28, 2016 – Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended June 30, 2016 of $980,000, an increase of $125,000, or 14.6% compared to net income of $855,000 reported for the three months ended June 30, 2015. The Company's basic and diluted earnings per share were $0.53 and $0.52, respectively, for the three months ended June 30, 2016, compared to basic and diluted earnings per share of $0.44 and $0.43, respectively, for the three months ended June 30, 2015.

The Company reported net income of $3.38 million for the year ended June 30, 2016, an increase of $22,000, or 0.7%, compared to $3.36 million for the year ended June 30, 2015. The Company's basic and diluted earnings per share were $1.80 and $1.74, respectively, for the year ended June 30, 2016, compared to $1.70 and $1.65, respectively, for the year ended June 30, 2015.

The increase in net income for the three months ended June 30, 2016, resulted primarily from an increase of $235,000, or 7.5%, in net interest income, and a $155,000, or 19.6%, increase in non-interest income, partially offset by a $214,000, or 8.4%, increase in non-interest expense, and a $51,000, or 11.7%, increase in the provision for income tax expense. The increase in net interest income for the three months ended June 30, 2016, was due to a $210,000, or 5.5%, increase in total interest income, and a decrease of $25,000, or 3.8%, in aggregate interest expense primarily due to a decrease in interest paid on deposits.  The Company's average interest rate spread was 3.69% for the three months ended June 30, 2016, compared to 3.48% for the three months ended June 30, 2015. The Company's net interest margin was 3.85% for the three months ended June 30, 2016, compared to 3.66% for the three months ended June 30, 2015. The increase in the average interest rate spread on a comparative quarterly basis was primarily the result of an increase of 15 basis points in average yield on interest-earning assets.  The increase in net interest margin was primarily the result of a higher average volume of interest earning assets for the three months ended June 30, 2016 compared to the prior year quarterly period.

The increase in net income for the year ended June 30, 2016, resulted primarily from a $557,000, or 4.5%, increase in net interest income, an increase of $293,000, or 9.9%, in non-interest income, a decrease of $29,000, or 9.7%, in the provision for loan losses, and a decrease of $17,000, or 1.0%, in income tax expense, partially offset by an $874,000, or 8.8%, increase in non-interest expense. The increase in net interest income for the year ended June 30, 2016 was primarily due to a $686,000, or 4.6%, increase in total interest income, partially offset by a $129,000, or 5.2%, increase in interest expense on borrowings and deposits.  The Company's average interest rate spread was 3.53% for the year ended June 30, 2016, compared to 3.58% for the year ended June 30, 2015.  The Company's net interest margin was 3.71% for the year ended June 30, 2016, compared to 3.76% for the year ended June 30, 2015.  The decreases in net interest margin and average interest rate spread were attributable primarily to a decrease of six basis points in average yield on interest earning assets.

           The following table sets forth the Company's average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended June 30,
	2016		2015
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$300,776	5.06%	$280,206	5.08%
Investment securities	46,037	1.63	47,993	1.81
Interest-earning deposits	3,443	0.45	14,227	0.25
Total interest-earning assets	$350,256	4.57%	$342,426	4.42%

Interest-bearing liabilities:
Savings accounts	$28,442	0.41%	$18,304	0.30%
NOW accounts	37,663	0.63	31,861	0.86
Money market accounts	49,182	0.32	44,477	0.31
Certificates of deposit	133,949	1.27	143,456	1.31
Total interest-bearing deposits	249,236	0.89	238,098	0.99
Other Bank Borrowing	4	3.80	--	--
FHLB advances	37,852	0.81	38,431	0.69
Total interest-bearing liabilities	$287,092	0.88%	$276,529	0.94%

	For the Year Ended June 30,
	2016		2015
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$287,405	5.09%	$269,408	5.11%
Investment securities	43,562	1.78	51,965	1.92
Interest-earning deposits	15,604	0.36	5,585	0.26
Total interest-earning assets	$346,571	4.46%	$326,958	4.52%

Interest-bearing liabilities:
Savings accounts	$23,993	0.38%	$14,762	0.23%
NOW accounts	35,797	0.79	29,821	0.76
Money market accounts	47,953	0.31	43,770	0.32
Certificates of deposit	141,160	1.28	133,605	1.37
Total interest-bearing deposits	248,903	0.94	221,958	1.01
Other bank borrowings	421	4.25	65	4.25
FHLB advances	30,277	0.87	40,858	0.60
Total interest-bearing liabilities	$279,601	0.93%	$262,881	0.94%

The $155,000 increase in non-interest income for the three months ended June 30, 2016, compared to the prior year quarterly period was due to an increase of $138,000 in gain on sale of loans and an increase of $20,000 in service charges on deposit accounts, partially offset by a decrease of $2,000 in income on Bank Owned Life Insurance and $1,000 in other non-interest income.  The $293,000 increase in non-interest income for the year ended June 30, 2016, compared to the prior year period was primarily due to increases of $214,000 in gain on sale of loans and an increase of $103,000 in service charges on deposit accounts, partially offset by a $10,000 decrease in gain on sale of securities, a decrease of $8,000 in other non-interest income and a $6,000 decrease in income on Bank Owned Life Insurance. The Company sells most of its long term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.

          The $214,000 increase in non-interest expense for the three months ended June 30, 2016, compared to the same period in 2015, is primarily attributable to increases of $110,000 in compensation and benefits expense, $40,000 in other non-interest expense, $30,000 in occupancy and equipment expense, $19,000 in loan and collections expense, $16,000 in legal fees, $11,000 in franchise and bank shares taxes, and $7,000 in audit and examination fees.  These increases were partially offset by decreases of $11,000 in advertising expense, $5,000 in data processing expense, and $3,000 in deposit insurance premiums. The $874,000 increase in non-interest expense for the year ended June 30, 2016, compared to the year ended June 30, 2015, is primarily attributable to increases of $553,000 in compensation and benefits expense, $84,000 in franchise and bank shares taxes, $82,000 in legal fees, $70,000 in other non-interest expense, $43,000 in deposit insurance premiums, $41,000 in occupancy and equipment expense, $35,000 in data processing expense, and $30,000 in audit and examination fees. These increases were partially offset by a decrease of $51,000 in loan and collection expense, and $13,000 in advertising expense.

At June 30, 2016, the Company reported total assets of $381.7 million, an increase of $11.9 million, or 3.2%, compared to total assets of $369.8 million at June 30, 2015. The increase in assets was comprised primarily of increases in loans receivable, net of $22.4 million, or 8.3%, from $268.4 million at June 30, 2015, to $290.8 million at June 30, 2016, investment securities of $5.6 million, or 11.9%, from $46.9 million at June 30, 2015 to $52.5 million at June 30, 2016, premises and equipment, net of $2.2 million, or 21.4% from $10.2 million at June 30, 2015, to $12.4 million at June 30, 2016, and other assets of $357,000, or 4.0%, from $9.0 million at June 30, 2015 to $9.3 million at June 30, 2016.  These increases were partially offset by a decrease in cash and cash equivalents of $16.4 million, or 77.5%, from $21.2 million at June 30, 2015, to $4.8 million at June 30, 2016, and a decrease in loans held for sale of $2.3 million, or 16.1%, from $14.2 million at June 30, 2015, to $11.9 million at June 30, 2016.  The increase in premises and equipment, net was primarily due to the completion costs on a new branch location in Bossier City and the acquisition of real estate and construction costs for our new branch location in the North Shreveport area that opened in May 2016.  The decrease in cash and cash equivalents was primarily used to fund loan growth.

The following table shows total loans originated and sold during the periods indicated.

	Year Ended June 30,
	2016	2015	% Change
	(In thousands)
Loan originations:
One- to four-family residential	$115,449	$103,052	12.0%
Commercial — real estate secured:
Owner occupied	48,076	69,849	(31.2)%
Non-owner occupied	8,169	5,307	53.9%
Multi-family residential	5,914	3,035	94.9%
Commercial business	33,092	48,309	(31.5)%
Land	8,302	7,176	15.7%
Construction	19,538	26,920	(27.4)%
Home equity loans and lines of credit and other consumer	9,351	8,974	4.2%
Total loan originations	$247,891	$272,622	(9.1)%
Loans sold	$(101,295)	$(86,806)	16.7%

Included in the $19.5 million and $26.9 million of construction loan originations for the years ended June 30, 2016 and 2015, respectively, are approximately $18.5 million and $18.3 million, respectively, of one- to four-family residential construction loans and $1.0 million and $8.6 million, respectively, of commercial and multi-family construction loans, all of which are primarily located in the Company's market area.

Total liabilities increased $11.9 million, or 3.6%, from $326.4 million at June 30, 2015, to $338.3 million at June 30, 2016, primarily due to an increase in advances from the Federal Home Loan Bank of Dallas of $9.3 million, or 24.1%, to $47.7 million at June 30, 2016, compared to $38.4 million at June 30, 2015, and an increase in total deposits of $1.6 million, or 0.6%, to $287.8 million at June 30, 2016, compared to $286.2 million at June 30, 2015.  The increase in borrowings was primarily used to fund the increase in investment securities at June 30, 2016. The increase in deposits was primarily due to a $10.6 million, or 57.6%, increase in savings deposits from $18.4 million at June 30, 2015 to $29.0 million at June 30, 2016, a $6.6 million, or 21.2%, increase in NOW accounts from $31.2 million at June 30, 2015 to $37.8 million at June 30, 2016, a $3.7 million, or 8.1%, increase in money market deposits from $45.6 million at June 30, 2015 to $49.3 million at June 30, 2016, partially offset by a decrease of $13.5 million, or 9.2%, in certificates of deposit from $146.0 million at June 30, 2015 to $132.5 million at June 30, 2016 and a $5.7 million, or 12.7%, decrease in non-interest demand deposits from $45.0 million at June 30, 2015 to $39.3 million at June 30, 2016.  The Company has changed its deposit strategy to lower certificate of deposit rates and attract more savings deposits, NOW accounts, money market deposits, and non-interest demand deposit accounts.  The $5.7 million decrease in non-interest demand deposit accounts was primarily due to a reduction in balances of several large commercial accounts related to one customer. At June 30, 2016, the Company had $8.2 million in brokered deposits compared to $12.7 million at June 30, 2015. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions. The $4.5 million, or 35.4%, decrease in brokered deposits at June 30, 2016 compared to June 30, 2015 was primarily a result of Home Federal Bank replacing the brokered deposits with core deposits as part of our current strategy to reduce our reliance on brokered certificates of deposit.

At June 30, 2016, the Company had $114,000 of non-performing assets compared to $120,000 of non-performing assets at June 30, 2015, consisting of two single-family residential loans, at both June 30, 2016 and June 30, 2015 and one property that was collateral for a loan and held as other real estate owned at June 30, 2015. At June 30, 2016, the Company had two single-family residential loans, one commercial real estate loan, and nine commercial business loans to one borrower classified as substandard, compared to one single-family residential loan and one line of credit classified as substandard at June 30, 2015.  There were no loans classified as doubtful at June 30, 2016 or 2015.  After fiscal year end June 30, 2016, a one- to four-family residential loan secured by a vacant lot in an established residential subdivision in the amount of $556,000 was placed on non-accrual status.  The loan was 69 days past due and designated as special mention at year-end and is now more than 90 days past due.  The Company is continuing to monitor the credit and believes that it is well-collateralized.

Shareholders' equity remained unchanged at $43.4 million at June 30, 2016 and June 30, 2015.  Increases to shareholders' equity consisted of net income of $3.4 million, the vesting of restricted stock awards, stock options and the release of employee stock ownership plan shares totaling $574,000 and proceeds from the issuance of common stock from the exercise of stock options of $96,000.  These increases in shareholders' equity were offset by dividends paid totaling $660,000, acquisition of Company stock of $3.4 million, and a decrease in the Company's accumulated other comprehensive income of $16,000.

The Company repurchased 148,614 shares of its common stock during the year ended June 30, 2016 at an average price per share of $22.56. On December 9, 2015, the Company announced that its Board of Directors approved a sixth stock repurchase program for the repurchase of up to 102,000 shares.  As of June 30, 2016, there were a total of 31,811 shares remaining for repurchase under the program.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its six full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	June 30,
	2016	2015
	(Unaudited)
ASSETS

Cash and cash equivalents	$4,756	$21,166
Securities available for sale at fair value	50,173	44,885
Securities held to maturity (fair value June 30, 2016: $2,349; June 30, 2015: $2,010)	2,349	2,010
Loans held-for-sale	11,919	14,203
Loans receivable, net of allowance for loan losses (June 30, 2016: $2,845; June 30, 2015: $2,515)	290,827	268,427
Premises and equipment, net	12,366	10,188
Other assets	9,311	8,954

Total assets	$381,701	$369,833

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$287,822	$286,238
Advances from the Federal Home Loan Bank of Dallas	47,665	38,411
Other Borrowings	400	--
Other liabilities	2,422	1,798

Total liabilities	338,309	326,447

Shareholders' equity	43,392	43,386

Total liabilities and shareholders' equity	$381,701	$369,833

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Interest income
Loans, including fees	$3,807	$3,561	$14,628	$13,762
Investment securities	4	2	11	7
Mortgage-backed securities	183	216	763	989
Other interest-earning assets	4	9	56	14
Total interest income	3,998	3,788	15,458	14,772
Interest expense
Deposits	552	587	2,329	2,234
Federal Home Loan Bank borrowings	76	66	263	244
Other bank borrowings	--	--	18	3
Total interest expense	628	653	2,610	2,481
Net interest income	3,370	3,135	12,848	12,291
Provision for loan losses	90	90	271	300
Net interest income after provision for loan losses	3,280	3,045	12,577	11,991

Non-interest income
Gain on sale of loans	748	610	2,492	2,278
Gain on sale of securities	--	--	--	10
Income on Bank Owned Life Insurance	38	40	157	163
Service charges on deposit accounts	148	128	559	456
Other income	12	13	46	54

Total non-interest income	946	791	3,254	2,961

Non-interest expense
Compensation and benefits	1,755	1,645	6,814	6,261
Occupancy and equipment	302	272	1,091	1,050
Data processing	145	150	562	527
Audit and examination fees	56	49	246	216
Franchise and bank shares tax	83	72	349	265
Advertising	55	66	236	249
Legal fees	62	46	412	330
Loan and collection	90	71	281	332
Deposit insurance premium	42	45	207	164
Other expenses	170	130	612	542

Total non-interest expense	2,760	2,546	10,810	9,936

Income before income taxes	1,466	1,290	5,021	5,016
Provision for income tax expense	486	435	1,644	1,661

NET INCOME	$980	$855	$3,377	$3,355

EARNINGS PER SHARE
Basic	$0.53	$0.44	$1.80	$1.70
Diluted	$0.52	$0.43	$1.74	$1.65

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
Selected Operating Ratios(1):
Average interest rate spread	3.69%	3.48%	3.53%	3.58%
Net interest margin	3.85%	3.66%	3.71%	3.76%
Return on average assets	1.04%	0.93%	0.91%	0.96%
Return on average equity	8.65%	7.64%	7.44%	7.45%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.03%	0.03%	0.03%	0.03%
Allowance for loan losses as a percent of non-performing loans	2,501.99%	3,143.75%	2,501.99%	3,143.75%
Allowance for loan losses as a percent of total loans receivable	0.97%	0.93%	0.97%	0.93%

Per Share Data:
Shares outstanding at period end	1,967,955	2,109,606	1,967,955	2,109,606
Weighted average shares outstanding:
Basic	1,833,466	1,939,888	1,877,388	1,978,232
Diluted	1,893,570	1,991,663	1,941,702	2,031,859
Tangible book value at period end	$22.05	$20.57	$22.05	$20.57
____________
(1) Ratios for the three month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145